UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2008
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission file number)	33-0112644 (IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)
Registrant’s telephone number, including area code (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-99.1 The Company's press release dated May 29, 2008

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On May 29, 2008, Hans Peter Hasler was named Chief Operating Officer of Biogen Idec Inc. In connection with this appointment, Mr. Hasler will receive an award of approximately $270,000 in options to purchase shares of Biogen Idec common stock and an award of approximately $270,000 in restricted stock units, each under the Biogen Idec Inc. 2005 Omnibus Equity Plan. The number of shares subject to each award will be based on the closing price of Biogen Idec common stock on June 2, 2008, the first trading day of the month following Mr. Hasler’s appointment.
     Mr. Hasler, age 52, has served as our Executive Vice President, Global Neurology, Head of International since October 2007 and has managed our international business since the merger of IDEC Pharmaceuticals Corporation and Biogen, Inc. in November 2003. He previously served as Senior Vice President, Head of International from November 2003 to October 2007. He served as Executive Vice President — International of Biogen, Inc. from July 2003 until the merger, and joined Biogen, Inc as Executive Vice President — Commercial Operations in August 2001.

Item 7.01	Regulation FD Disclosure
     A copy of the press release announcing Mr. Hasler’s appointment is attached hereto as Exhibit 99.1. The press release is being furnished with this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such document be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Robert A. Licht
Robert A. Licht
Vice President and Assistant Secretary

Date: May 29, 2008

EXHIBIT INDEX

Exhibit
Number	Description

99.1	The Company’s press release dated May 29, 2008.